FERRO REPORTS FIRST QUARTER 2016 RESULTS

•	Net sales increased by 13.4% on constant currency basis

•	First-quarter adjusted EPS from continuing operations of $0.22

•	Profitability metrics continue to strengthen:
•	Adjusted gross profit margin expands to 30.4% from 27.9%
•	Adjusted operating profit margin increases to 11.9% from 10.0%
•	Adjusted EBITDA margin expands to 15.7% from 13.0%

•	Company raises 2016 adjusted EPS guidance to $0.93 - $0.98 from $0.90 - $0.95 (guidance is based on current foreign currency rates)

CLEVELAND, Ohio – April 26, 2016 – Ferro Corporation (NYSE: FOE, the “Company”) today reported results for the first quarter ended March 31, 2016.  First quarter income from continuing operations attributable to common shareholders was $0.23 per diluted share compared with $0.17 per diluted share in the first quarter of 2015.  On an adjusted basis, earnings per diluted share from continuing operations were $0.22 compared with earnings of $0.23 per diluted share in the first quarter of 2015.  Adjusted earnings exclude charges relating to, among other items, restructuring activities and transaction-related expenses, gains and losses on asset sales, and, in the first quarter of 2015, the impact of currency devaluation in Venezuela.  Please refer to the supplemental tables at the end of this release for additional information concerning adjusted financial results.

2016 First-Quarter Results from Continuing Operations

First-quarter 2016 net sales increased 6% to $277 million, compared with $263 million in the year-ago quarter.  Foreign currency translation reduced net sales by approximately $18 million.  On a constant currency basis, net sales increased by 13.4%.  Constant currency sales growth was due to acquisitions and increased sales in the Pigments, Powders and Oxides and the Performance Coatings segments, partially offset by a reduction in sales in the Performance Colors and Glass segment.  Excluding acquisitions, constant currency sales increased by 5.0% in the Pigments, Powders and Oxides segment and by 2.8% in the Tile Coatings business line, while sales declined in the Performance Colors and Glass segment by 9.8%.  Within the Performance Colors and Glass segment, demand for automotive glass coatings remained strong, with volume up 7.8%, while demand for high-end glass coatings for construction, electronics, and decorations declined.

First-quarter 2016 adjusted earnings per diluted share were $0.22 versus $0.23 in the same period last year.  Results in the first quarter of 2016 benefitted from the increase in net sales coupled with a higher adjusted gross profit margin.  Higher gross profit was partially offset by increases in selling, general and administrative (“SG&A”) expenses, interest,  and other income and expense coupled with a higher adjusted effective tax rate.

The adjusted gross profit margin for the first quarter of 2016 increased by nearly 250 basis points to 30.4% from 27.9% while the adjusted effective tax rates were 29.1% and 15.2% for first quarters of 2016 and 2015, respectively.  Adjusted SG&A expenses were approximately $4 million higher in the first quarter of 2016 compared with the prior year period.  Adjusting for the effect of foreign currency translation, SG&A expenses increased by approximately $6 million.  The increase in SG&A expenses is primarily associated with the acquisitions of Nubiola, Al Salomi and Ferer and a decrease in pension income.

2016 First-Quarter Cash Flow and Return on Invested Capital from Continuing Operations

For the first quarter of 2016, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $44 million compared with $34 million in the prior year period.  Adjusted EBITDA margins, represented as a percentage of net sales, were 15.7% and 13.0% in the first quarters of 2016 and 2015, respectively.  The adjusted return on invested capital (“ROIC”), excluding acquisitions owned less than one year, was 11.2% for the first quarter of 2016 compared with 13.7% at December 31, 2015.  The decline in ROIC is primarily due to the impact of reversing tax valuation allowances at year-end 2015 and the inclusion of Vetriceramici.  The Company anticipates ROIC will improve to approximately 12.0% during 2016.

In the first quarter of 2016, continuing operations used approximately $3 million of cash, compared with approximately $14 million in the first quarter of 2015.  In addition, the Company used cash to invest in acquisitions ($10 million), restructure operations ($1 million), repurchase the Company’s common stock ($11 million) and fund discontinued operations ($9 million).

For the quarter, net debt (debt less cash and cash equivalents) increased by $33 million to $448 million.

Peter Thomas, Chairman, President and CEO said, “We had a very good start to the year with profitability metrics continuing to improve and sales meeting or exceeding our expectations in nearly all product lines and geographies, with the exception of high-end glass coatings.  I was particularly pleased with constant currency sales growth in the Pigments, Powders and Oxides segment and in Tile Coatings.  The Tile business is showing improvement, with demand returning in Southern Europe, the Middle East and North Africa.  Asia also appears to have stabilized.  Primarily based on the strength of our first quarter results, we are increasing our adjusted EPS guidance for 2016 to $0.93 - $0.98 per diluted share.  While we started the year off well, we continue to face economic challenges in Latin America and Asia and foreign currency exchange rates continue to be volatile.”

Mr. Thomas concluded, “We continue to advance our value creation strategy.  We expect to continue to grow organically and by adding new attractive businesses, while leveraging our lean and efficient infrastructure.  We believe there are excellent opportunities to acquire additional assets that will strengthen our product and technology portfolios, improve our market position, expand our global reach, and drive shareholder value.  Our recent acquisitions are having an appreciable impact on our results, with both Vetriceramici and Nubiola performing at or above expectations, and we strongly believe we can continue to add value through strategic acquisitions.”

Outlook

Primarily based on the strength of the first-quarter operating results, the Company is increasing its prior adjusted earnings per diluted share guidance to $0.93 - $0.98 from $0.90 - $0.95.  This guidance assumes foreign exchange rates in line with those at the end of March 2016.  Continuing operations are expected to generate free cash flow of $80 - $90 million.

The guidance reflects the following items shown below.

Net Sales
Constant Currency Sales growth:	10.5% - 11.5%
Consolidated gross profit margin:	29.5% - 30.0%
SG&A expenses as percent of sales:	17.0% - 17.5%
Other income and (expense):	$(5) - $(6) million
Interest expense:	$18.5 - $19.5 million
Effective tax rate:	27% - 28%

Conference Call

The Company will host a conference call to discuss its first-quarter financial results and its current outlook for 2016 on Wednesday, April 27, 2016, at 10:00 a.m. Eastern Time.  To listen to the call, dial 800-684-5780 if calling from the United States or Canada, or dial 303-223-4378 if calling from outside North America.  Please call approximately 10 minutes before the conference call is scheduled to begin.

An audio replay of the call will be available through noon Eastern Time on May 4, 2016.  To access the replay, dial 800-633-8284 (toll free) if calling from the United States or Canada, or dial 402-977-9140 if calling from outside North America.  Use the program ID #21809919 to access the audio replay.

The conference call will also be broadcast live over the Internet and will be available for replay through June 30, 2016.  The live broadcast and replay can be accessed through the Investor Information portion of the Company’s Web site at www.ferro.com.  A podcast of the conference call also will be available on the site.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global functional coatings and color solutions company that supplies technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,860 employees globally and reported 2015 sales of $1.1 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	currency conversion rates and economic, social, political, and regulatory conditions around the world;
•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•

Ferro’s ability to complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including the Ferer, Al Salomi, Nubiola and Vetriceramici transactions), as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	sale of products into highly regulated industries;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro’s general and administrative expenses;
•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;

•	amount and timing of any repurchase of Ferro’s common stock; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2015.

# # #

Company Contacts:

Investor Contact:

John Bingle, 216-875-5411

Treasurer and Director of Investor Relations

john.bingle@ferro.com

Media Contact:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)	Three Months Ended
	March 31,
	2016	2015

Net sales	$277,451	$262,772
Cost of sales	193,222	192,137
Gross profit	84,229	70,635
Selling, general and administrative expenses	52,646	49,456
Restructuring and impairment charges	881	509
Other expense (income):
Interest expense	4,847	3,150
Interest earned	(85)	(37)
Foreign currency losses, net	1,611	1,728
Miscellaneous (income) expense, net	(3,453)	399
Income before income taxes	27,782	15,430
Income tax expense	8,018	2,459
Income from continuing operations	19,764	12,971
Loss from discontinued operations, net of income taxes	(29,494)	(3,956)
Net (loss) income	(9,730)	9,015
Less: Net income (loss) attributable to noncontrolling interests	236	(1,955)
Net (loss) income attributable to Ferro Corporation common shareholders	$(9,966)	$10,970

Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings (loss):
Continuing operations	$0.23	$0.17
Discontinued operations	(0.35)	(0.05)
	$(0.12)	$0.12

Diluted earnings (loss):
Continuing operations	$0.23	$0.17
Discontinued operations	(0.35)	(0.04)
	$(0.12)	$0.13
Shares outstanding:
Weighted-average basic shares	83,311	87,114
Weighted-average diluted shares	84,290	88,298
End-of-period basic shares	83,181	87,259

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales and Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2016	2015
Segment Net Sales
Performance Coatings	$128,124	$136,786
Performance Colors and Glass	88,170	99,464
Pigments, Powders and Oxides	61,157	26,522
Total segment net sales	$277,451	$262,772

Segment Gross Profit
Performance Coatings	$32,115	$28,875
Performance Colors and Glass	31,838	34,489
Pigments, Powders and Oxides	20,286	7,854
Other costs of sales	(10)	(583)
Total gross profit	$84,229	$70,635

Selling, general and administrative expenses
Strategic services	$28,404	$25,721
Functional services	20,631	19,969
Incentive compensation	1,985	1,652
Stock-based compensation	1,626	2,114
Total selling, general and administrative expenses	$52,646	$49,456

Restructuring and impairment charges	881	509
Other expense, net	2,920	5,240
Income before income taxes	$27,782	$15,430

Table 3

Ferro Corporation and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)	March 31,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$55,865	$58,380
Accounts receivable, net	261,435	231,970
Inventories	195,416	184,854
Deferred income taxes	11,964	12,088
Other receivables	33,247	34,088
Other current assets	10,613	15,695
Current assets held-for-sale	19,973	16,215
Total current assets	588,513	553,290
Other assets
Property, plant and equipment, net	258,752	260,429
Goodwill	150,564	145,669
Intangible assets, net	111,429	106,633
Deferred income taxes	88,995	87,385
Other non-current assets	48,298	48,767
Non-current assets held-for-sale	226	23,178
Total assets	$1,246,777	$1,225,351

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$11,148	$7,446
Accounts payable	130,444	120,380
Accrued payrolls	24,922	28,584
Accrued expenses and other current liabilities	59,917	54,664
Current liabilities held-for-sale	6,968	7,156
Total current liabilities	233,399	218,230
Other liabilities
Long-term debt, less current portion	493,212	466,108
Postretirement and pension liabilities	150,123	148,249
Other non-current liabilities	64,911	66,990
Non-current liabilities held-for-sale	1,592	1,493
Total liabilities	943,237	901,070
Equity
Total Ferro Corporation shareholders’ equity	295,450	316,459
Noncontrolling interests	8,090	7,822
Total liabilities and equity	$1,246,777	$1,225,351

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities
Net (loss) income	$(9,730)	$9,015
(Gain) loss on sale of assets and business	(4,083)	294
Depreciation and amortization	10,672	7,814
Interest amortization	315	297
Restructuring and impairment	24,164	(807)
Devaluation of Venezuela	-	3,343
Accounts receivable	(23,582)	(11,845)
Inventories	(7,706)	1,427
Accounts payable	5,555	921
Other current assets and liabilities, net	1,876	(23,626)
Other adjustments, net	(7,642)	2,898
Net cash used in operating activities	(10,161)	(10,269)

Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long lived assets	(7,365)	(14,879)
Proceeds from sale of assets	3,586	91
Business acquisitions, net of cash acquired	(7,909)	(5,479)
Net cash used in investing activities	(11,688)	(20,267)

Cash flows from financing activities
Net borrowings (repayments) under loans payable	3,561	(2,567)
Proceeds from revolving credit facility	117,834	-
Principal payments on revolving credit facility	(40,212)	-
Principal payments on term loan facility	(50,750)	(750)
Payment of debt issuance costs	(301)	-
Purchase of treasury stock	(11,429)	-
Other financing activities	497	769
Net cash provided by (used in) financing activities	19,200	(2,548)
Effect of exchange rate changes on cash and cash equivalents	134	(2,241)
Decrease in cash and cash equivalents	(2,515)	(35,325)
Cash and cash equivalents at beginning of period	58,380	140,500
Cash and cash equivalents at end of period	$55,865	$105,175

Cash paid during the period for:
Interest	$4,763	$3,409
Income taxes	$2,669	$6,141

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Three Months Ended March 31 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense (income), net	Income tax expense (benefit)[3]	Net (loss) income attributable to common shareholders	Diluted (loss) earnings per share

	2016

As reported	$193,222	$52,646	$881	$2,920	$8,018	$(9,966)	$(0.12)
Special items:
Restructuring	-	-	(881)	-	271	610	0.01
Other[1]	-	(1,431)	-	3,765	(635)	(1,699)	(0.02)
Discontinued operations	-	-	-	-	-	29,494	0.35
Total special items[4]	-	(1,431)	(881)	3,765	(364)	28,405	0.34
As adjusted	$193,222	$51,215	$-	$6,685	$7,654	$18,439	$0.22

	2015

As reported	$192,137	$49,456	$509	$5,240	$2,459	$10,970	$0.13
Special items:
Restructuring	-	-	(509)	-	162	347	-
Other[2]	(2,638)	(2,415)	-	(2,060)	962	6,151	0.07
Discontinued operations	-	-	-	-	-	3,956	0.05
Noncontrolling interest	-	-	-	-	-	(1,453)	(0.02)
Total special items[4]	(2,638)	(2,415)	(509)	(2,060)	1,124	9,001	0.10
As adjusted	$189,499	$47,041	$-	$3,180	$3,583	$19,971	$0.23

(1)

The adjustments to “Selling general and administrative expenses” primarily relate to certain business development activities; and, the adjustment to “Other expense, net” primarily relates to the gain on an asset sale that was recognized during the first quarter.

(2)

The adjustments to “Cost of sales” relate to impacts of currency-related items in Venezuela; the adjustments to “Selling general and administrative expenses” primarily relate to certain business development activities; and, the adjustments to “Other expense, net” primarily relate to impacts of currency-related items in Venezuela.

(3)	The tax rate reflects the reported tax rate, adjusted for pro forma adjustments being tax effected at the respective statutory rate where the item originated.
(4)	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  The adjusted income, earnings per share and other adjusted items presented above exclude certain special items including restructuring charges, certain business development activities,  gains on sale of assets, the overall financial impact of currency related items in Venezuela and discontinued operations.  We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Schedule of Adjusted Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2016	2015

Performance Coatings	$128,124	$136,786
Performance Colors and Glass	88,170	99,464
Pigments, Powders and Oxides	61,157	26,522
Total net sales	$277,451	$262,772

Total net sales	$277,451	$262,772
Adjusted cost of sales[1]	193,222	189,499
Adjusted gross profit	$84,229	$73,273
Adjusted gross profit percentage	30.4%	27.9%

(1)	Primarily includes the adjustment for impacts of currency-related items in Venezuela in the three months ended March 31, 2015.

It should be noted that adjusted cost of sales and adjusted gross profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). Adjusted gross profit and adjusted cost of sales excludes special items, primarily comprised of the overall financial impact of currency related items in Venezuela in 2015. We believe this data provides investors with additional useful information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Three Months Ended
(Dollars in thousands)	March 31,
	2015	Adjusted 2015(1)	2016	2016 vs Adjusted 2015
Segment net sales
Performance Coatings	$136,786	$121,821	$128,124	$6,303
Performance Colors and Glass	99,464	96,696	88,170	(8,526)
Pigments, Powders and Oxides	26,522	26,175	61,157	34,982
Total segment net sales	$262,772	$244,692	$277,451	$32,759

Segment adjusted gross profit
Performance Coatings	$31,513	$28,845	$32,115	$3,270
Performance Colors and Glass	34,489	33,555	31,838	(1,717)
Pigments, Powders and Oxides	7,854	7,752	20,286	12,534
Other costs of sales	(583)	(583)	(10)	573
Total adjusted gross profit	$73,273	$69,569	$84,229	$14,660

Adjusted selling, general and administrative expenses
Strategic services	$25,721	$24,597	$28,404	$3,807
Functional services	17,554	16,690	19,200	2,510
Incentive compensation	1,652	1,560	1,985	425
Stock-based compensation	2,114	2,114	1,626	(488)
Total adjusted selling, general and administrative expenses	$47,041	$44,961	$51,215	$6,254

Adjusted operating profit	26,232	24,608	33,014	8,406

(1)

Reflects the remeasurement of 2015 reported and adjusted local currency results using 2016 exchange rates, resulting in constant currency comparative figures to 2016 reported and adjusted results.  See Table 5 for pro forma adjustments applicable to the three-month comparative periods, respectively.

It should be noted that the adjusted 2015 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  Adjusted 2015 results are remeasured using the respective 2016 exchange rates.  We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended
	March 31,
	2016	2015

Net (loss) income attributable to Ferro Corporation common shareholders	$(9,966)	$10,970
Net income (loss) attributable to noncontrolling interest	236	(1,955)
Loss from discontinued operations, net of income taxes	29,494	3,956
Restructuring and impairment charges	881	509
Other (income) expense, net	(1,927)	2,090
Interest expense	4,847	3,150
Income tax expense	8,018	2,459
Depreciation and amortization	10,987	8,111
Less: interest amortization expense and other	(315)	(297)
Cost of sales adjustments	-	2,638
SG&A Adjustments	1,431	2,415
Adjusted EBITDA	$43,686	$34,046

Net sales	$277,451	$262,772
Adjusted EBITDA as a % of net sales	15.7%	13.0%

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  Adjusted EBITDA is net (loss) income attributable to Ferro Corporation common shareholders before the effects of net income (loss) attributable to noncontrolling interest, discontinued operations, restructuring and impairment charges, other expense (income), net, interest expense, income tax expense, depreciation and amortization, nonrecurring adjustments to cost of sales and nonrecurring adjustments to SG&A. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Return on Invested Capital

For the Rolling Twelve Months Ended (unaudited)

(Dollars in thousands)	March 31,	December 31,
	2016	2015

Gross profit	$315,274	$301,680
Selling, general and administrative expenses	220,089	216,899
Total operating income	95,185	84,781
Pro forma adjustments[1]	25,983	29,539
Adjusted operating profit before tax	121,168	114,320
Less: Tax at pro forma rate[2]	(31,504)	(29,723)
Net operating profit after tax	$89,664	$84,597

Recent acquisitions[3] NOPAT gain	8,679	11,083
Net operating profit after tax excluding recent acquisitions	$80,985	$73,514

Equity	303,540	324,281
Equity - discontinued operations	(11,639)	(30,744)
Debt	504,360	473,554
Off balance sheet precious metal leases	23,536	20,464
Postretirement and pension liabilities	150,123	148,249
Environmental liabilities	14,303	13,824
Release of valuation allowance	-	(63,289)
Cash	(55,865)	(58,380)
Invested capital	$928,358	$827,959

Return on invested capital	9.7%	10.2%

Less: recent acquisitions invested capital	204,350	292,543
Invested capital excluding recent acquisitions	$724,008	$535,416

Return on invested capital excluding recent acquisitions	11.2%	13.7%

(1)

Primarily includes adjustments for the annual remeasurement of our pension and other postretirement benefit plans, certain business development activities, currency related items in Venezuela and costs associated with certain reorganization projects.

(2)

Operating profit is tax effected at 26.0%, as this represents a normalized tax rate reflecting our current mix of business.  This tax rate deviates from our full year 2016 and 2015 estimate due to certain discrete items that would not be considered normalized, as well as certain tax planning opportunities to be implemented.

(3)

For the rolling twelve months ended March 31, 2016, the recent acquisitions include Nubiola, Al Salomi and Ferer.  For the rolling twelve months ended December 31, 2015, the recent acquisitions include Vetriceramici, Nubiola and Al Salomi.

It should be noted that adjusted operating profit and return on invested capital are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  Adjusted operating profit is operating profit before the effects of discontinued operations, non-recurring adjustments to cost of sales, and non-recurring adjustments to SG&A. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 10

Ferro Corporation and Subsidiaries

Supplemental Information

Adjusted EBITDA Cash Flow (unaudited)

	Three months ended
	March 31, 2016	March 31, 2015
	As Adjusted	As Adjusted

Adjusted EBITDA	$43,686	$34,046
Capital expenditures	(7,206)	(4,487)
Working capital	(22,684)	(15,502)
Cash income taxes	(2,669)	(6,141)
Cash interest	(4,763)	(3,409)
Pension	(922)	(2,918)
Incentive compensation payments	(8,802)	(14,584)
Other	403	(1,312)
Total Free Cash Flow from Continuing Operations	$(2,957)	$(14,307)

Discontinued operations	(8,583)	(8,262)
Restructuring/Other	(805)	(1,146)
(Outflows) from M&A activity	(9,547)	(8,076)
Stock repurchase	(11,429)	—

Change in Net Debt	$(33,321)	$(31,791)

It should be noted that total free cash flow from continuing operations and change in net debt are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). Adjusted EBITDA is net income before the effects of income (loss) attributable to noncontrolling interest, discontinued operations, restructuring and impairment charges, other expense (income) net, interest expense, income tax expense (benefit), depreciation and amortization, nonrecurring adjustments to cost of sales, and nonrecurring adjustments to SG&A. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.